Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Edwards Lifesciences Corporation Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Thursday, May 11, 2023 10:00 AM, Pacific Time Edwards Lifesciences Corporation One Edwards Way, Irvine, California 92614 SEE REVERSE FOR FULL AGENDA INTERNET www.investorelections.com/EW TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com To order paper materials, use one of the following methods. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/EW If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 01, 2023. Edwards Lifesciences Corporation Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on May 11, 2023 For Stockholders of record as of March 13, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/EW To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. P.O. BOX 8016, CARY, NC 27512-9903 CONTROL NUMBER

Edwards Lifesciences Corporation Annual Meeting of Stockholders PROPOSAL 1. Election of Directors 1.01 Kieran T. Gallahue 1.02 Leslie S. Heisz 1.03 Paul A. LaViolette 1.04 Steven R. Loranger 1.05 Martha H. Marsh 1.06 Michael A. Mussallem 1.07 Ramona Sequeira 1.08 Nicholas J. Valeriani 1.09 Bernard J. Zovighian 2. Advisory Vote to Approve Named Executive Officer Compensation 3. Advisory Vote to Approve Frequency of Future Advisory Votes on Named Executive Officer Compensation 4. Ratification of Appointment of Independent Registered Public Accounting Firm 5. Approval of Amendment of the Certificate of Incorporation to Provide for Exculpation of Officers 6. Stockholder Proposal regarding Independent Board Chairman Policy THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 4 AND 5 AGAINST ON PROPOSAL 6 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.